UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 18, 2020

Valaris plc

(Exact name of registrant as specified in its charter)

England and Wales (State or other Jurisdiction of Incorporation)	1-8097 (Commission File Number)	98-0635229 (IRS Employer Identification No.)

110 Cannon Street

London, England EC4N6EU

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 44 (0) 20 7659 4660

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A ordinary shares, U.S. $0.40 par value	VAL	New York Stock Exchange
4.70% Senior Notes due 2021	VAL21	New York Stock Exchange
4.50% Senior Notes due 2024	VAL24	New York Stock Exchange
8.00% Senior Notes due 2024	VAL24A	New York Stock Exchange
5.20% Senior Notes due 2025	VAL25A	New York Stock Exchange
7.75% Senior Notes due 2026	VAL26	New York Stock Exchange
5.75% Senior Notes due 2044	VAL44	New York Stock Exchange
4.875% Senior Note due 2022	VAL/22	New York Stock Exchange
4.75% Senior Note due 2024	VAL/24	New York Stock Exchange
7.375% Senior Note due 2025	VAL/25	New York Stock Exchange
5.4% Senior Note due 2042	VAL/42	New York Stock Exchange
5.85% Senior Note due 2044	VAL/44	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement

Restructuring Support Agreement

On August 18, 2020, Valaris plc (the “Company”) and certain of the Company’s wholly owned direct and indirect subsidiaries (collectively, “Valaris”) entered into a Restructuring Support Agreement (the “RSA”) with certain holders (collectively, the “Consenting Noteholders”) of the following series of the Company’s notes:

•	6.875% Senior Notes due 2020 (the “2020 Notes”), issued under the Third Supplemental Indenture, dated August 6, 2010, between Pride International, Inc. and The Bank of New York Mellon, as trustee,

•	4.70% Senior Notes due 2021 (the “2021 Notes”), issued under the First Supplemental Indenture, dated March 17, 2011, between Valaris and Deutsche Bank Trust Company Americas (“Deutsche Bank”), as trustee,

•	4.875% Senior Notes due 2022 (the “2022 Notes”), issued under the Fourth Supplemental Indenture, dated as of May 21, 2012, among Valaris and U.S. Bank National Association (“U.S. Bank”), as trustee,

•	4.50% Senior Notes due 2024 (the “4.50% 2024 Notes”), issued under the Second Supplemental Indenture, dated as of September 29, 2014, between Valaris and Deutsche Bank, as trustee,

•	3.00% Exchangeable Senior Notes due 2024 (the “3.00% 2024 Notes”), issued under the Indenture, dated as of December 12, 2016, among Ensco plc, Ensco Jersey Finance Limited and Wilmington Trust, National Association (successor to Deutsche Bank), as trustee,

•	4.75% Senior Notes due 2024 (the “4.75% 2024 Notes”), issued under the Sixth Supplemental Indenture dated as of January 15, 2014, among Valaris and U.S. Bank, as trustee,

•	8.00% Senior Notes due 2024 (the “8.00% 2024 Notes”), issued under the Fourth Supplemental Indenture, dated as of January 9, 2017, between Valaris and Deutsche Bank, as trustee,

•	5.20% Senior Notes due 2025 (the “5.20% 2025 Notes”), issued under the Third Supplemental Indenture, dated as of March 12, 2015, between Valaris and Deutsche Bank, as trustee,

•	7.375% Senior Notes due 2025 (the “7.375% 2025 Notes”), issued under the Eighth Supplemental Indenture dated as of December 19, 2016, among Valaris and U.S. Bank, as trustee,

•	7.75% Senior Notes due 2026 (the “2026 Notes”), issued under the Fifth Supplemental Indenture dated as of January 26, 2018, by and between Valaris and Deutsche Bank, as trustee,

•	7.20% Debentures due 2027 (the “2027 Notes”), issued under the Indenture, dated November 20, 1997, between ENSCO International Incorporated (“Ensco”) and BOKF, NA (successor to Deutsche Bank, which was formerly known as Bankers Trust Company), as trustee, as amended by that certain First Supplemental Indenture, dated November 20, 1997, between Ensco and Deutsche Bank, as trustee and that certain Second Supplemental Indenture, dated December 22, 2009, among Ensco, Ensco International plc and Deutsche Bank, as trustee,

•	7.875% Senior Notes due 2040 (the “2040 Notes”), issued under the Third Supplemental Indenture, dated August 6, 2010, between Pride International, Inc. and The Bank of New York Mellon, as trustee,

•	5.40% Senior Notes due 2042 (the “2042 Notes”), issued under the Fifth Supplemental Indenture dated as of December 11, 2012, among Valaris and U.S. Bank, as trustee,

•	5.85% Senior Notes due 2044 (the “5.85% 2044 Notes”), issued under the Seventh Supplemental Indenture dated as of January 15, 2014, among Valaris and U.S. Bank, as trustee and

•	5.75% Senior Notes due 2044 (the “5.75% 2044 Notes” and, together with the 2020 Notes, 2021 Notes, 2022 Notes, 4.50% 2024 Notes, 3.00% 2024 Notes, 4.75% 2024 Notes, 8.00% 2024 Notes, 5.20% 2025 Notes, 7.375% 2025 Notes, 2026 Notes, 2027 Notes, 2040 Notes, 2042 Notes and 5.85% 2044 Notes, the “Senior Notes”), issued under the Second Supplemental Indenture, dated as of September 29, 2014, between Valaris and Deutsche Bank, as trustee.

The Company entered into the RSA to support a restructuring (the “Restructuring”) on the terms set forth in the RSA and the term sheet annexed to the RSA (the “Restructuring Term Sheet”). Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the RSA.

The RSA contemplates that the Company will implement the Restructuring through the Chapter 11 Cases (as defined below) pursuant to a consensual plan of reorganization (the “Plan”) and the various related transactions set forth in or contemplated by the RSA and the Restructuring Term Sheet. Pursuant to the terms of the RSA and Restructuring Term Sheet, below is a summary of the treatment that the stakeholders of the Company would receive under the Plan:

•	Lenders under the DIP Facility (as defined below) will receive payment in full in cash, unless otherwise agreed,

•	Lenders under the Revolving Credit Facility will receive their pro rata share of 32.5% new common stock (the “New Equity”) issued after consummation of the Restructuring,

•	Holders of Senior Notes (“Senior Noteholders”) will receive their pro rata share of (i) 34.8% of New Equity and (ii) subscription rights to participate in the Rights Offering (as defined in the Restructuring Term Sheet),

•	Senior Noteholders, solely with respect to the 2020 Notes, 2022 Notes, 4.75% 2024 Notes, 7.375% 2025 Notes, 2040 Notes, 2042 Notes and 5.85% 2044 Notes, will receive an aggregate cash payment of $25 million in connection with settlement of certain alleged claims against the Company,

•	Holders of general unsecured claims will receive payment in full or reinstatement pursuant to the Bankruptcy Code (excluding claims against the entities party to, or guaranteeing, the new build contracts to be rejected by the Company, which shall receive their liquidation value),

•	If holders of equity interests vote as a class in support of the Restructuring, they will each receive their pro rata share of (i) up to 0.01% of the New Equity and (ii) 7-year warrants to purchase up to 7% of such New Equity (subject to dilution), with a strike price set at a price per share equal to the value at which the Senior Noteholders would receive a 100% recovery on their claims including accrued interest up to the filing, as applicable.

The RSA provides that for a period of 15 business days after the commencement of the Chapter 11 Cases (as defined below) (the “Joinder Period”), qualified holders of Senior Notes claims, including the Consenting Noteholders, shall be eligible to become backstop parties (the “Backstop Parties”); provided that if holders of Senior Notes claims (by principal amount) that are entitled to more than 23% of the Senior Note Equity Pool (as defined in the Restructuring Term Sheet) become additional Backstop Parties, the percentage of the Backstop Parties’ obligation to purchase 37.5% of the 500.0 million of first lien secured notes (the “New Secured Notes”) offered in the Rights Offering available to the Consenting Noteholders shall not be diluted by such excess, unless otherwise agreed between the Consenting Noteholders, the Company and each of the Company’s affiliates party to the RSA. All Backstop Parties shall be required to join the RSA.

The RSA contains certain covenants on the part of each of Valaris and the Consenting Noteholders, including commitments by the Consenting Noteholders to vote in favor of the Plan and commitments of Valaris and the Consenting Noteholders to negotiate in good faith to finalize the documents and agreements governing the Restructuring. The RSA also provides for certain conditions to the obligations of the parties and for termination upon the occurrence of certain events, including without limitation, the failure to achieve certain milestones and certain breaches by the parties under the RSA.

Although Valaris intends to pursue the Restructuring in accordance with the terms set forth in the RSA, there can be no assurance that Valaris will be successful in completing a restructuring or any other similar transaction on the terms set forth in the RSA, on different terms or at all.

The foregoing description of the RSA is only a summary of the material terms, does not purport to be complete, and is qualified in its entirety by reference to the RSA, which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

Backstop Agreement

On August 18, 2020, the Company entered into a Backstop Commitment Agreement with the Consenting Noteholders (the “Backstop Commitment Agreement”). Pursuant to the Backstop Commitment Agreement, each of the Consenting Noteholders will purchase any shares of New Secured Notes (and receive its proportionate share of the Participation Equity) offered but not purchased in the Rights Offering, pursuant to which the Company will offer and sell $500.0 million in aggregate principal amount of New Secured Notes (and issue a proportionate amount of the Participation Equity) to certain Holders of Senior Notes Claims. In exchange for providing the Backstop Commitments, the Company has agreed to pay the Consenting Noteholders, subject to approval by the U.S. Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”), a Backstop Premium in an aggregate amount equal to 10% of the Rights Offering Amount payable in shares of New Secured Notes on the Effective Date, net a commitment fee equal to 4% of the Rights Offering Amount paid in cash simultaneously with the execution of the Backstop Commitment Agreement; provided that at the closing of the transaction, such Backstop Parties receiving the cash commitment fee at signing will purchase an additional number of New Secured Notes equal to the amount of such cash commitment fee.

The Backstop Commitment Agreement will be terminable by the Company and/or the Requisite Backstop Parties upon certain customary events specified therein, including, among others, (i) the termination of the RSA, (ii) the mutual written consent of the Company and the Requisite Backstop Parties by written notice to the other such Party(ies) or (iii) either the Company or the Requisite Backstop Parties if the Effective Date has not occurred on or prior to the date that is ten months after the effective date of the Backstop Commitment Agreement (subject to certain extensions as set forth in the Backstop Commitment Agreement).

The foregoing description of the proposed Backstop Commitment Agreement is only a summary and the Backstop Commitment Agreement is subject in all respects to Bankruptcy Court approval in a form satisfactory to the Consenting Noteholders. Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Backstop Commitment Agreement.

The foregoing description of the Backstop Commitment Agreement is only a summary of the material terms, does not purport to be complete, and is qualified in its entirety by reference to the Backstop Commitment Agreement, which is filed herewith as Exhibit 10.2 and incorporated by reference herein.

DIP Facility

On August 11, 2020, prior to the commencement of the Chapter 11 Cases, certain of the Company’s existing noteholders (or their affiliates or designees) provided the Company with a commitment for a senior secured superpriority debtor-in-possession credit facility in an aggregate principal amount of up to $500.0 million (the “DIP Facility”). The proceeds of the DIP Facility may be used for, among other things, post-petition working capital for the Company and its subsidiaries, expenses and fees for the transactions contemplated by the Chapter 11 Cases, payment of costs of administration of the Chapter 11 Cases, payment of costs permitted in an approved budget and other such purposes permitted under the DIP Facility. The DIP Facility commitment will automatically terminate if the DIP Facility closing date does not occur by September 30, 2020 (or, if earlier, not later than 45-days after the filing of the Chapter 11 Cases).

The foregoing description of the DIP Facility does not purport to be complete and is qualified in its entirety by reference to the final, executed documents memorializing the DIP Facility.

Item 1.03 Bankruptcy or Receivership

Chapter 11 Filing

On August 19, 2020 (the “Petition Date”), the Company and 89 of its subsidiaries (together with the Company, the “Debtors”), filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code (the “Bankruptcy Code”) in the Bankruptcy Court. The Company has filed a motion with the Bankruptcy Court seeking joint administration of the chapter 11 cases under the caption In re Valaris plc (the “Chapter 11 Cases”). The Company intends to utilize the process to reduce its debt load substantially, support continued operations during the current lower demand environment and provide a robust financial platform to take advantage of market recovery over the long term.

The Debtors continue to operate their businesses and manage their properties as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. As part of the Chapter 11 Cases, the Debtors filed with the Bankruptcy Court motions seeking a variety of “first-day” relief which, if granted under customary Court approvals, will enable the Company to continue operating without interruption or disruption to its relationships with its customers and vendors or its high-quality service delivery. In particular, employee pay and benefits are expected to continue without interruption.

The Company filed the Chapter 11 Cases with approximately $175 million of consolidated cash, which they will use to fund operations in the ordinary course of business and the administration of the Chapter 11 Cases.

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The commencement of the Chapter 11 Cases constitutes an event of default under certain of the Company’s and its subsidiaries’ debt instruments, including the following (the “Debt Instruments”):

•	$112.1 million in outstanding aggregate principal amount of the 7.20% Debentures due 2027, issued under the Indenture, dated November 20, 1997, between Ensco and BOKF, NA (successor to Deutsche Bank, which was formerly known as Bankers Trust Company), as trustee, as amended by that certain First Supplemental Indenture, dated November 20, 1997, between Ensco and Deutsche Bank, as trustee and that certain Second Supplemental Indenture, dated December 22, 2009, among Ensco, Ensco International plc and Deutsche Bank, as trustee;

•	$122.9 million in outstanding aggregate principal amount of the 6.875% Senior Notes due 2020, issued under the Third Supplemental Indenture, dated August 6, 2010, between Pride International, Inc. and The Bank of New York Mellon, as trustee;

•	$300.0 million in outstanding aggregate principal amount of the 7.875% Senior Notes due 2040, issued under the Third Supplemental Indenture, dated August 6, 2010, between Pride International, Inc. and The Bank of New York Mellon, as trustee;

•	$100.7 million in outstanding aggregate principal amount of the 4.70% Senior Notes due 2021, issued under the First Supplemental Indenture, dated March 17, 2011, between Valaris and Deutsche Bank, as trustee;

•	$303.4 million in outstanding aggregate principal amount of the 4.50% Senior Notes due 2024, issued under the Second Supplemental Indenture, dated as of September 29, 2014, between Valaris and Deutsche Bank, as trustee;

•	$1,000.5 million in outstanding aggregate principal amount of the 5.75% Senior Notes due 2044, issued under the Second Supplemental Indenture, dated as of September 29, 2014, between Valaris and Deutsche Bank, as trustee;

•	$333.7 million in outstanding aggregate principal amount of the 5.20% Senior Notes due 2025, issued under the Third Supplemental Indenture, dated as of March 12, 2015, between Valaris and Deutsche Bank, as trustee;

•	$292.3 million in outstanding aggregate principal amount of the 8.00% Senior Notes due 2024, issued under the Fourth Supplemental Indenture, dated as of January 9, 2017, between Valaris and Deutsche Bank, as trustee;

•	$1,000.0 million in outstanding aggregate principal amount of the 7.75% Senior Notes due 2026, issued under the Fifth Supplemental Indenture dated as of January 26, 2018, by and between Valaris and Deutsche Bank, as trustee;

•	$849.5 million in outstanding aggregate principal amount of the 3.00% Exchangeable Senior Notes due 2024, issued under the Indenture, dated as of December 12, 2016, among Ensco plc, Ensco Jersey Finance Limited and Wilmington Trust, National Association (successor to Deutsche Bank), as trustee;

•	$620.8 million in outstanding aggregate principal amount of the 4.875% Senior Notes due 2022, issued under the Fourth Supplemental Indenture, dated as of May 21, 2012, among Valaris and U.S. Bank National Association (“U.S. Bank”), as trustee;

•	$400.0 million in outstanding aggregate principal amount of the 5.40% Senior Notes due 2042, issued under the Fifth Supplemental Indenture dated as of December 11, 2012, among Valaris and U.S. Bank, as trustee;

•	$318.6 million in outstanding aggregate principal amount of the 4.75% Senior Notes due 2024, issued under the Sixth Supplemental Indenture dated as of January 15, 2014, among Valaris and U.S. Bank, as trustee;

•	$400.0 million in outstanding aggregate principal amount of the 5.85% Senior Notes due 2044, issued under the Seventh Supplemental Indenture dated as of January 15, 2014, among Valaris and U.S. Bank, as trustee;

•	$360.8 million in outstanding aggregate principal amount of the 7.375% Senior Notes due 2025, issued under the Eighth Supplemental Indenture dated as of December 19, 2016, among Valaris and U.S. Bank, as trustee; and

•	$581.0 million of outstanding borrowings plus $41.3 million of outstanding letters of credit under the Fourth Amended and Restated Credit Agreement, dated May 7, 2013, by and among Ensco plc, and Pride International, Inc., as Borrowers, the banks named therein, Citibank, N.A., as administrative agent, DNB Bank ASA, as syndication agent, Deutsche Bank Securities Inc., HSBC Bank USA, NA and Wells Fargo Bank, National Association, as co-documentation agents, and Citigroup Global Markets Inc., DNB Markets, Inc., Deutsche Bank Securities Inc., HSBC Securities (USA) Inc. and Wells Fargo Securities, LLC, as joint lead arrangers and joint book managers (the “Revolving Credit Facility”).

Any efforts to enforce payment obligations under the Debt Instruments and other obligations of the Debtors are automatically stayed as a result of the filing of the Chapter 11 Cases and the holders’ rights of enforcement in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code.

Item 7.01 Regulation FD Disclosure.

Press Release

A copy of the press release dated August 19, 2020 issued by the Company announcing the filing of the Chapter 11 Cases is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Cleansing Material

The Company entered into confidentiality agreements (collectively, the “NDAs”) with certain of the Consenting Noteholders as part of negotiations with them. Pursuant to the NDAs, the Company agreed to publicly disclose certain information, including material non-public information disclosed to such Consenting Noteholders (the “Cleansing Material”) upon the occurrence of certain events set forth in the NDAs. A copy of the Cleansing Material is attached to this Form 8-K as Exhibit 99.2.

The information in the Cleansing Material is dependent upon assumptions with respect to the market environment, commodity prices, day rates and utilization of rigs, existing contract adjustments, rig newbuilds, rig retirements, cost reductions and other such considerations as set forth in the Cleansing Material. Any financial projections or forecasts included in the Cleansing Material were not prepared with a view toward public disclosure or compliance with the published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. The projections do not purport to present the Company’s financial condition in accordance with accounting principles generally accepted in the United States. The Company’s independent accountants have not examined, compiled or otherwise applied procedures to the projections and, accordingly, do not express an opinion or any other form of assurance with respect to the projections. The inclusion of the projections herein should not be regarded as an indication that the Company or its representatives consider the projections to be a reliable prediction of future events, and the projections should not be relied upon as such. Neither the Company nor any of its representatives has made or makes any representation to any person regarding the ultimate outcome of the Company’s proposed restructuring compared to the projections, and none of them undertakes any obligation to publicly update the projections to reflect circumstances existing after the date when the projections were made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the projections are shown to be in error.

Additional Information on Chapter 11 Cases

Additional resources for customers, vendors and other stakeholders, and other information on the Chapter 11 filings, can be accessed by visiting the Company’s restructuring website at www.valaris.com/restructuring. Court filings and other documents related to the Chapter 11 process are available on a separate website administered by the Company’s claims agent, Stretto, at http://cases.stretto.com/Valaris. Information is also available by calling (855) 348-2032 (toll-free in the U.S.) or (949) 266-6309 (for parties outside the U.S.) or emailing ValarisInquiries@stretto.com.

The information in this Current Report on Form 8-K is being “furnished” pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Company filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01 Other Items.

Cautionary Note Regarding Valaris’ Common Stock

The Company cautions that trading in its securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for these securities may bear little or no relationship to the actual recovery, if any, by the holders in the Chapter 11 Cases. The Company expects that its stockholders could experience a significant or complete loss on their investment, depending on the outcome of the Chapter 11 Cases.

Forward-Looking Statements

Statements contained in this Current Report on Form 8-K that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Forward-looking statements include words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “could,” “may,” “might,” “should,” “will” and similar words. Such statements are subject to numerous risks, uncertainties and assumptions that may cause actual results to vary materially from those indicated, including the Company’s ability to obtain Bankruptcy Court approval with respect to motions or other requests made to the Bankruptcy Court, the ability of the Company to negotiate, develop, confirm and consummate a plan of reorganization, the effects of the Chapter 11 Cases on the Company’s liquidity or results of operations or business prospects; the effects of the Chapter 11 Cases on the Company’s business and the interests of various constituents, the length of time that the Company will operate under Chapter 11 protection, risks associated with third-party motions in the Chapter 11 Cases, potential outcome of the Company’s evaluation of strategic alternatives and the Company’s debt levels, liquidity and ability to access financing sources, and debt restrictions that may limit our liquidity and flexibility. In addition to the numerous factors described above, you should also carefully read and consider “Item 1A. Risk Factors” in Part I and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II of our most recent annual report on Form 10-K, as updated in our subsequent quarterly reports on Form 10-Q, which are available on the Securities and Exchange Commission’s website at www.sec.gov or on the Investor Relations section of our website at www.valaris.com. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements, except as required by law.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Restructuring Support Agreement, dated August 18, 2020.
10.2*	Backstop Commitment Agreement dated as of August 18, 2020 by and among the Company and the commitment parties named therein.
99.1	Press Release dated August 19, 2020
99.2	Cleansing Material
104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the Inline XBRL document (contained in Exhibit 101).

* Certain schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be provided to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valaris plc

By:	/s/ Michael T. McGuinty
Name:	Michael T. McGuinty
Title:	Senior Vice President and General Counsel

Dated: August 19, 2020